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                               CONSENT OF COUNSEL

                       AIM SELECT REAL ESTATE INCOME FUND


         We hereby consent to: (i) the incorporation by reference into the registration statement on Form N-2 (the "Registration Statement") of AIM Select Real Estate Income Fund (the "Registrant"), filed on even date herewith, of our opinion filed on May 24, 2002 with Pre-effective Amendment No. 2 filed under the Securities Act of 1933, as amended (File No. 333-84256) and Amendment No. 2 under the Investment Company Act of 1940, as amended (File No.811-21048) to the Registrant's registration statement on Form N-2; and (ii) the inclusion of our name under the caption "Legal Opinions" in the prospectus incorporated by reference into the Registration Statement.



                                     /s/ BALLARD SPAHR ANDREWS & INGERSOLL, LLP
                                     ------------------------------------------
                                         Ballard Spahr Andrews & Ingersoll, LLP

Philadelphia, Pennsylvania
May 29, 2002